UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(A) of
the Securities Exchange Act of 1934
Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MOMENTUS INC.
(Name of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25 (b) per Exchange Act Rules 14a-6 (i) (1) and 0-11

Commencing on June 6, 2023, the following e-mail message was sent to certain stockholders of Momentus Inc.:

As we are trying to get to quorum for the annual meeting of company stockholders (recently adjourned to June 21, 2023), we saw that __________ and ____________ were still on the “unvoted” list as of last week’s stockholder meeting.  To facilitate the voting, the individual(s) authorized to vote those entities’ shares, can provide us with voting instructions, and we will pass them along to the proxy solicitor (Morrow Sodali) who will record the vote(s).  If you have that authority, you can reply to this email with instructions to vote those shares (e.g., “Vote __________  shares ‘For’ all proposals on the ballot”) and we will take it from there.  Even votes against the Company’s recommendations will move us closer to the quorum. The proxy solicitor will then send a voting confirmation to _________ and ___________.

Please let us know if you have any questions.  Thank you.